Exhibit 10.6
 AGREEMENT

Between

ROTATE BLACK, INC. AND
ROTATE BLACK, LLC,
As the shareholders of Rotate Black Gaming, Inc. f/k/a Solstice International, Inc.

And

CATSKILL GAMING AND DEVELOPMENT, LLC

DATE: JULY 1, 2010

 AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into this 1st day of July, 2010 by and between ROTATE BLACK, INC. and ROTATE BLACK, LLC (hereinafter collectively referred to as "Seller" or "Sellers'"), which entities are the 75% and 25% owners, respectively, of the capital stock of Rotate Black Gaming, Inc., f/k/a Solstice International, Inc. and whose business offices are located at 932 Spring Street, Suite 201, Petoskey, Michigan 49770 and 628 Harbor View Lane, Petoskey, Michigan 49770 , and CATSKILL GAMING AND DEVELOPMENT, LLC (hereinafter "Buyer"), whose business office is located at 400 Andrews Street, Suite 500, Rochester, New York 14604 (the Seller and Buyer are hereinafter collectively referred to as the "Parties").

RECITALS

WHEREAS, Rotate Black, LLC is a privately held company organized and existing under the laws of the State of Michigan, and is the owner of 25% of the capital stock of Rotate Black Gaming, Inc. (the "Entity"); and

WHEREAS, Rotate Black, Inc. is a publically traded corporation organized and existing under the laws of the State of Nevada, and is the owner of 75% of the capital stock of the Entity; and

WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase, all of Sellers' capital stock in the Entity, which is a corporation organized and existing under the laws of the State of Nevada; and

WHEREAS, the Entity is a party to a certain Management Agreement (the "Management Agreement") with the Seneca Nation of Indians, a federally recognized Indian tribal government, with offices located at 12837 Route 438, Cattaraugus Territory, Irving, New York and P.O. Box 21, Allegany Territory, Salamanca, New York 14779  (hereinafter "Nation") executed in May, 2007, a copy of which is annexed hereto as Exhibit "A", which Management Agreement was approved by the Nation on June 9, 2007, as evidenced by the resolutions of the Nation annexed hereto and made a part hereof as Exhibit "B"; and

WHEREAS,                      Seller is a party to a certain Development Agreement (the "Development Agreement") with the Seneca Nation of Indians, a federally recognized Indian tribal government, with offices located at 12837 Route 438, Cattaraugus Territory, Irving, New York and P.O. Box 21, Allegany Territory, Salamanca, New York 14779  (hereinafter "Nation") executed in May, 2007, a copy of which is annexed hereto as Exhibit "C", which Management Agreement was approved by the Nation on June 9, 2007; and

WHEREAS, The term of each of the above-referenced Management and Development Agreements expired on December 31, 2009; and

WHEREAS, The Entity is party to a certain Executive Order (the "Executive Order") with the Seneca Nation of Indians, a federally recognized Indian tribal government, with offices located at 12837 Route 438, Cattaraugus Territory, Irving, New York and P.O. Box 21, Allegany Territory, Salamanca, New York 14779  (hereinafter "Nation") executed in December, 2009, a copy of which is annexed hereto as Exhibit "D", which Executive Order was Ordered by the President of the Nation on December 23, 2009;

NOW, THEREFORE, in consideration of the above and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           SALE OF STOCK.   Seller hereby sells and assigns unto Buyer, its successors and assigns, all of the capital stock of Seller.

2.           WARRANTIES AND REPRESENTATIONS.   Seller hereby warrants and represents to Buyer the following:

(i)           Rotate Black, LLC is a limited liability company organized and existing under the laws of the State of Michigan.

(ii)           Rotate Black, LLC is in good standing with the Secretary of State of the State of Michigan.  Annexed hereto as Exhibit "E" is a currently dated good standing certificate issued by the Secretary of State of the State of Michigan.

(iii)           Rotate Black, Inc. is a publically traded corporation organized and existing under the laws of the State of Nevada.

(iv)           Rotate Black, Inc. is in good standing with the Secretary of State of the State of Nevada.  Annexed hereto as Exhibit "F" is a currently dated good standing certificate issued by the Secretary of State of the State of Nevada.

(v)           Rotate Black Gaming, Inc. is a corporation organized and existing under the laws of the State of Nevada.

(vi)           Rotate Black Gaming, Inc. is in good standing with the Secretary of State of the State of Nevada.  Annexed hereto as Exhibit "G" is a currently dated good standing certificate issued by the Secretary of State of the State of Nevada.

(vii)           The shareholders of all of the capital stock of Rotate Black Gaming, Inc. are:

(a) Rotate Black LLC, a privately owned entity (25%), and
(b) Rotate Black, Inc., a publically traded entity (75%).

(viii)           There are no outstanding liabilities of the Entity except as set forth in Exhibit "H", annexed hereto and made a part hereof.

(ix)           Neither Seller nor the Entity are a party to any litigation, nor is any action pending or threatened against Seller.  Seller is unaware of any facts or circumstances under which Seller is or will be a party to any litigation, claims or causes of action.

(vi)           Rotate Black, LLC and Rotate Black, Inc. are authorized to enter into this Agreement and complete the transaction contemplated hereby, and the required authorizations of each member (in the case of Rotate Black, LLC) and the Board of Directors (in the case of Rotate Black, Inc. have been obtained.  Such written authority of each entity are annexed hereto and made a part hereof as Exhibit "I".

All representations and warranties of Seller shall be true and correct at the closing, and shall survive the closing.  Seller agrees to hold Buyer harmless and indemnify Buyer from and against any liability, claim, demand, and cause of action of any kind whatsoever arising out of a breach of any of the foregoing warranties and representations.  Such indemnification shall include any costs and expenses incurred by Buyer in defending any such claim, including but not limited to attorneys fees, costs and expenses. Any payments due Seller pursuant to Paragraph 5 of this Agreement may be aplied to satisfy Seller's obligations pursuant to this indemnification.

3.           BUYER HEREBY AGREES TO THE FOLLOWING:

(i)	The Assumption of Seller's indebtedness to Bryan Cave, Akin Gump, and Bolton-St, John, as shown on Exhibit H hereof (which Buyer may negotiate and/or settle), and

(ii)	Obtain a full release of Seller from Stillwater.

4.           CLOSING.                      The closing on the purchase by Buyer from Seller shall occur on or by the 6th day of July, 2010.

5.           PURCHASE PRICE.   Buyer agrees to pay to Seller the sum of TWENTY ONE MILLION AND 00/100 DOLLARS ($21,000,000.00) in exchange for all of the capital stock of Seller, such payment to be made as follows:

(a)  TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) on or by the last day of the twelth (12th) month following the opening for business to the public of a gaming facility under a Management Agreement between Buyer or its assigns, as Manager, and the Seneca Nation of Indians in or near the Counties of Ulster and Sullivan in the State of New York,

(b)  TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) one year after the payment in (a) above,
(c)  THREE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($3,400,000.00) one year after the payment in (b) above,
(d)  THREE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($3,400,000.00) one year after the payment in (c) above, and
(e)  THREE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($3,400,000.00) one year after the payment in (d) above.
(f)  THREE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($3,400,000.00) one year after the payment in (c) above, and
(g)  THREE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($3,400,000.00) one year after the payment in (d) above.

6.           DELIVERIES AT CLOSING.   At the closing, Seller shall deliver to Buyer any and all documents, agreements, plans, architect's plans, renderings, correspondence, all books, records, tax returns and all other documents in any way related to each entity constituting the Seller as an entity and also with respect to the Entity, any documents, approvals or other reasonable assurances related to this Agreement requested by Buyer, and all documents, agreements and files related to the Entity's agreements with the Seneca Nation of Indians and any Federal or State agencies.  In addition, Seller shall deliver to Buyer properly endorsed certificates of stock evidencing the sale of all of the capital stock of the Entity to Buyer.  Buyer shall deliver a one time payment of FIFTEEN THOUSAND AND 00/100 DOLLARS ($15,000.00) in consideration for this Agreement.

7.           AUTHORITY TO EXECUTE.   Each signatory to this Agreement has the required authority and consents to enter into this Agreement.

8.           LAW GOVERNING.   This Agreement, and all matters arising out of, in connection with or relating to this Agreement shall be construed under the laws of the State of New York without giving effect to its conflicts of laws principles.  Any action involving this Agreement between the Parties shall be venued in Monroe County, New York, and each party accepts for itself, generally and unconditionally, the jurisdiction of the applicable Court in Monroe County, New York.

Buyer and Seller hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that either of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

9.           ENTIRE AGREEMENT.   This Agreement constitutes the entire understanding of the Parties with respect to the matters and transaction contemplated herein.  There are no other agreements or understandings, oral or otherwise, except as set forth herein.  This Agreement may not be modified except in writing signed by the Parties hereto.

10.           ASSIGNMENT.   This Agreement may be assigned by Buyer to an entity related, owned, and/or controlled by Buyer or its principal owner.

11.           OTHER CONSENTS.  If other consents are required in connection with this Agreement, including but not limited to the Seneca Nation of Indians with respect to the Development and Management Agreements between Seller and the Seneca Nation of Indians, Seller agrees to use its best efforts to obtain such consents if, as and when requested to do so by Buyer.

IN WITNESS WHEREOF, THE Parties have executed this Agreement as of the date first above written.

SELLER	BUYER
ROTATE BLACK, INC.	CATSKILL GAMING AND DEVELOPMENT, LLC

By:	By:
John Paulsen, Chairman	David M. Flaum, Member

ROTATE BLACK, LLC

By:
Kelly Paulsen, Member